Solo Brands, Inc. Announces Third Quarter Results
Reaffirms Full Year 2024 Guidance

Grapevine, Texas, November 7, 2024: Solo Brands, Inc. (NYSE: DTC) (“Solo Brands” or “the Company”) today announced its financial results for the three and nine month period ended September 30, 2024.

"Our third quarter results were in line with our expectations despite a continued challenging macroeconomic backdrop for big ticket consumer durable items," said Chris Metz, Chief Executive Officer of Solo Brands. "We continue to see strong momentum and excitement from our retail partners; however, as expected, sales in our direct-to-consumer channel were challenged. During the quarter, we took decisive measures to address factors that were hindering our growth, and as a result of these actions, we believe that we are well positioned moving forward.”

Chris Metz continued “As we move into our all-important fourth quarter, we are encouraged by our early sales trends. While we recognize the majority of the season is in front of us, we feel good about how we are positioned and are reaffirming our full year guidance for 2024."

Third Quarter 2024 Highlights Compared to Third Quarter 2023
•Net sales of $94.1 million, down $16.2 million or 14.7%
•Net loss of $111.5 million, down $114.5 million
•Net loss per Class A common stock - basic and diluted of $1.19, down $1.26
•Adjusted net income(1)(2) of $1.4 million, down $13.8 million
•Adjusted EBITDA(1) of $6.5 million, down $8.5 million
•Adjusted net income per Class A common stock(1)(2) of $0.02 per diluted share, down $0.17

First Nine Months 2024 Highlights Compared to First Nine Months 2023
•Net sales of $311.0 million, down $18.4 million or 5.6%
•Net loss of $122.0 million, down $137.5 million
•Net loss per Class A common stock - basic and diluted of $1.31, down $1.51
•Adjusted net income(1)(2) of $9.2 million, down $34.3 million
•Adjusted EBITDA(1) of $26.2 million, down $29.1 million
•Adjusted net income per Class A common stock(1)(2) of $0.09 per diluted share, down $0.35

Operating Results for the Three Months Ended September 30, 2024

Net sales decreased to $94.1 million, or 14.7%, compared to $110.3 million in the third quarter of 2023. DTC channel net sales declined, driven by softer demand trends as a result of consumers being more selective with their spending, while the decline in retail(3) channel net sales is the result of a non-recurring transaction in the prior year period attributed to a marketing barter arrangement.
•Direct-to-consumer channel net sales decreased to $64.5 million, or 15.5%, compared to $76.3 million in the third quarter of 2023.
•Retail channel net sales decreased to $29.7 million, or 12.7%, compared to $34.0 million in the third quarter of 2023. The non-recurring transaction with a marketing barter partner in the third quarter of 2023 contributed $7.2 million to retail channel net sales in the 2023 period.

Gross profit decreased to $39.3 million, compared to $68.3 million in the third quarter of 2023, primarily as a result of a $18.7 million write-down of inventory and related purchase orders of the IcyBreeze reporting unit. Gross margin decreased to 41.8%, compared to 61.9% for the same period of the prior year. Adjusted gross profit(1), which excludes the inventory write-down related to IcyBreeze and tooling depreciation, decreased to $58.3 million compared to $68.4 million in the third quarter of 2023 as a result of the reduction in net sales. Adjusted gross margin(1) was 61.9%, which decreased nominally compared to the same period of the prior year.

Selling, general and administrative expenses increased to $61.1 million, compared to $57.0 million in the third quarter of 2023. The increase was driven by a $6.8 million increase in fair market value changes in contingent consideration related to certain of our 2023 acquisitions and a $1.1 million increase in variable costs, partially offset by a $3.8 million decrease in fixed costs. The variable cost increase was primarily the result of the increase in write-offs of prepaid marketing related to marketing campaigns that management determined were not aligned to the current marketing strategy.

The fixed costs decrease was primarily the result of the decrease in employee-related costs primarily driven by a significant reduction in equity-based compensation expense and bonus expense, offset in part by separation costs of certain management personnel and addition of senior leadership positions. Partially offsetting the net decrease in employee-related costs were increases in professional services and information technology expenditures.

Restructuring, Contract Termination and Impairment Charges increased to $83.6 million compared to $4.3 million in the third quarter of 2023. The increase was the result of management undertaking (i) the termination of an underperforming marketing agreement, (ii) reorganization of the Oru and ISLE reporting units into a consolidated management structure (iii) the charges related to the IcyBreeze reporting unit, resulting in $0.6 million of restructuring charges, $14.8 million of charges related to contract terminations and (iv) $43.2 million of impairment charges at the IcyBreeze reporting unit, as well as a goodwill impairment charge of $25.0 million at the Solo Stove reporting unit driven by the sustained decline in share price, with similar activity in the prior year of only a $4.3 million one-time contact termination fee, with offsetting benefits that were fully realized by the end of 2023.

Other operating expenses increased to $3.3 million, compared to $1.2 million in the third quarter of 2023. The increase was primarily driven by management transition costs, including expenses related to additional senior leadership positions and strategic consulting engagements.

Interest expense, net increased to $3.7 million, compared to $2.8 million in the third quarter of 2023, as a result of an increase in the weighted average interest rate on our total debt balance, as well as a higher average debt balance when compared to the same period of the prior year.

Net (loss) income per Class A common stock was $(1.19) per basic and diluted share for the third quarter of 2024 compared to $0.07 for the third quarter of 2023.

Adjusted net income (loss) per Class A common stock(1)(2) was $0.02 per basic and diluted share for the third quarter of 2024 compared to $0.19 for the third quarter of 2023.

Operating Results for the Nine Months Ended September 30, 2024

Net sales decreased to $311.0 million, or 5.6%, compared to $329.5 million in the prior year. Lower net sales resulted, in part, from a decline in DTC channel net sales driven by softness in demand as result of consumers being more selective with their spending that was identified in the second quarter of 2024. The retail channel net sales similarly declined, though by a lesser magnitude, as a result of the third quarter activity noted above, in which the prior year period benefited from a non-recurring transaction with a marketing barter partner.
•Direct-to-consumer channel net sales decreased to $214.3 million, or 7.1%, compared to $230.7 million in the prior year.
•Retail channel net sales decreased to $96.7 million, or 2.0%, compared to $98.7 million in the prior year. The non-recurring transaction with a marketing barter partner in the third quarter of 2023 contributed $7.2 million to retail channel net sales in the 2023 period.

Gross profit decreased to $172.5 million, compared to $205.7 million in the prior year, primarily as a result of a $18.7 million write-down of inventory and related purchase orders of the IcyBreeze reporting unit. Gross margin decreased to 55.5%, compared to 62.4% for the same period of the prior year. Adjusted gross profit(1), which excludes the impact of the inventory write-down related to IcyBreeze, the inventory fair value write ups from the 2023 acquisitions and tooling depreciation, decreased to $192.7 million compared to $206.3 million in the prior year as a result of a reduction in net sales. Adjusted gross margin(1) decreased to 62.0%, or 60 basis points, when compared to the same period of the prior year.

Selling, general and administrative expenses increased to $180.3 million, compared to $165.2 million in the prior year. The increase was driven by a $7.0 million increase in fair market value changes in contingent consideration related to certain of our 2023 acquisitions and a $11.0 million increase in variable costs, partially offset by $2.7 million decrease in fixed costs. The variable cost increase was primarily due to increases in marketing expenses, which included spend under an underperforming marketing agreement, and an increase in write-offs of prepaid marketing related to marketing campaigns that management determined did not align with the current marketing strategy.

The fixed cost decrease was primarily the result of decreases in employee-related costs which benefited from a reduction in equity-based compensation and bonus expense, offset in part by separation costs of certain management personnel and addition of senior leadership positions. Partially offsetting this net decrease in employee-related costs were increases in professional services costs, software expenses and rent expense.

Restructuring, Contract Termination and Impairment Charges increased to $83.6 million, compared to $4.3 million in the third quarter of 2023. The increase was the result of management undertaking the activities noted above, resulting in $0.6 million of restructuring charges, $14.8 million of charges related to contract terminations and $43.2 million of impairment charges at the IcyBreeze reporting unit, as well as a goodwill impairment charge of $25.0 million at the Solo Stove reporting unit driven by the sustained decline in share price, with only a $4.3 million one-time contract termination fee in the prior year, with offsetting benefits that were fully realized by the end of 2023.

Other operating expenses increased to $8.7 million, compared to $3.7 million in the prior year. The increase was primarily driven by management transition costs, including expenses related to additional senior leadership positions and strategic consulting engagements.

Interest expense, net increased to $10.4 million, compared to $7.5 million in the prior year, as a result of an increase in the weighted average interest rate on total debt, as well as a higher average debt balance when compared to the prior year.

Net (loss) income per Class A common stock year to date was $(1.31) per basic and diluted share for 2024, compared to $0.20 for 2023.

Adjusted net income per Class A common stock(1)(2) year to date was $0.09 per basic and diluted share for 2024, compared to $0.44 for 2023.

Consolidated Balance Sheet

Cash and cash equivalents were $12.5 million as of September 30, 2024 compared to $19.8 million at December 31, 2023.

Inventory was $106.8 million as of September 30, 2024 compared to $111.6 million at December 31, 2023.

Outstanding borrowings were $75.0 million under the Revolving Credit Facility, and $87.5 million under the Term Loan Agreement as of September 30, 2024 compared to $60.0 million and $91.3 million at December 31, 2023, respectively. The borrowing capacity on the Revolving Credit Facility was $350.0 million as of September 30, 2024, leaving $274.4 million of availability, net of issued and outstanding letters of credit.

Full Year 2024 Outlook

The Company’s reaffirmed 2024 outlook is as follows:

Total revenue is expected to be between $470 million to $490 million for 2024.

Adjusted EBITDA margin* is expected to be between 9% to 10% for 2024.

The Company’s full year 2024 guidance is based on a number of assumptions that are subject to change, many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

* The Company has not provided a quantitative reconciliation of forecasted adjusted EBITDA margin to forecasted GAAP net income (loss) margin as a percent of net sales, respectively, within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. With respect to GAAP net income (loss) margin, these items include, but are not limited to, equity-based compensation with respect to future grants and forfeitures, which could materially affect the computation of forward-looking GAAP net income, and are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

(1) This release includes references to non-GAAP financial measures. Refer to “Non-GAAP Financial Measures” later in this release for the definitions of the non-GAAP financial measures presented and a reconciliation of these measures to their closest comparable GAAP measures.
(2) This release reflects a change to the presentation of the adjusted net income (loss) per Class A common stock from previous periods in order to provide a more concise view. Prior periods are presented on this new basis for comparability purposes. Please see the definition of “Adjusted Net Income (Loss) per Class A Common Stock” below for more information.
(3) We previously referred to our retail sales channel as our wholesale channel. In this release and future releases, we intend to refer to our retail sales and associated business results from such retail sales as results attributable to our retail sales channel.

Conference Call Details

A conference call to discuss the Company's third quarter 2024 results is scheduled for November 7, 2024, at 9:00 a.m. ET. Investors and analysts who wish to participate in the call are invited to dial +1 800 715 9871 (international callers, please dial +1 646 307 1963) approximately 10 minutes prior to the start of the call. Please reference Conference ID 3479032 when prompted. A live webcast of the conference call will be available in the investor relations section of DTC’s website, https://investors.solobrands.com, where accompanying materials will be posted prior to the conference call.

A recorded replay of the call will be available shortly after the conclusion of the call and remain available until November 14, 2024. To access the telephone replay, dial +1 800 770 2030 (international callers, please dial +1 609 800 9909). The access code for the replay is 3479032. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website, https://investors.solobrands.com, for one year.

About Solo Brands, Inc.

Solo Brands, headquartered in Grapevine, TX, is a leading omnichannel lifestyle brand company. Leveraging e-commerce, strategic wholesale relationships and physical retail stores, Solo Brands offers innovative products to consumers through six lifestyle brands – Solo Stove and TerraFlame, known for firepits, stoves, and accessories; Chubbies, a premium casual apparel and activewear brand; ISLE, maker of inflatable and hard paddle boards and accessories; Oru Kayak, innovator of origami folding kayaks; and IcyBreeze, maker of portable air conditioning coolers.

Mark Anderson
Investors@solobrands.com

Bruce Williams
Investors@solobrands.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our financial position, seasonal trends, momentum from retail partners, impacts of restructuring efforts and our anticipated GAAP and non-GAAP guidance for the fiscal year ending December 31, 2024. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “guidance,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These statements are neither promises nor guarantees, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our ability to manage our future growth effectively; our ability to expand into additional markets; our ability to maintain and strengthen our brand to generate and maintain ongoing demand for our products; our ability to cost-effectively attract new customers and retain our existing customers; our failure to maintain product quality and product performance at an acceptable cost; the impact of product liability and warranty claims and product recalls; the highly competitive market in which we operate; business interruptions resulting from geopolitical actions, natural disasters, or pandemics; risks associated with our international operations; problems with, or loss of, our suppliers or an inability to obtain raw materials; and the ability of our stockholders to influence corporate matters. These and other important factors discussed under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended by Amendment No. 1 on Form 10-K/A, and any subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, or other filings we make with the Securities and Exchange Commission could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Forward-looking statements speak only as of the date the statements are made and are based on information available to Solo Brands at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Availability of Information on Solo Brands’ Website and Social Media Profiles

Investors and others should note that Solo Brands routinely announces material information to investors and the marketplace using SEC filings, press releases, public conference calls, webcasts and the Solo Brands investors website at https://investors.solobrands.com. We also intend to use the social media profiles listed below as a means of disclosing information about us to our customers, investors and the public. While not all of the information that the Company posts to the Solo Brands investors website or to social media profiles is of a material nature, some information could be deemed to be material. Accordingly, the Company encourages investors, the media, and others interested in Solo Brands to review the information that it shares at the “Investors” link located at the top of the page on https://solobrands.com and to regularly follow our social media profiles. Users may automatically receive email alerts and other information about Solo Brands when enrolling an email address by visiting "Investor Email Alerts" in the "Resources" section of Solo Brands investor website at https://investors.solobrands.com.

Social Media Profiles:
https://linkedin.com/company/solo-brands/
https://instagram.com/solobrands/
https://www.facebook.com/groups/368095467245044/

SOLO BRANDS, INC.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2024	2023	2024	2023
Net sales	$94,139	$110,324	$311,013	$329,458
Cost of goods sold	54,820	42,065	138,513	123,725
Gross profit	39,319	68,259	172,500	205,733
Operating expenses
Selling, general & administrative expenses	61,119	57,016	180,337	165,162
Restructuring, contract termination and impairment charges	83,618	4,317	83,618	4,317
Depreciation and amortization expenses	6,574	7,052	19,255	19,579
Other operating expenses	3,294	1,199	8,688	3,736
Total operating expenses	154,605	69,584	291,898	192,794
Income (loss) from operations	(115,286)	(1,325)	(119,398)	12,939
Non-operating (income) expense
Interest expense, net	3,683	2,766	10,352	7,542
Other non-operating (income) expense	(619)	(983)	(378)	(6,861)
Total non-operating (income) expense	3,064	1,783	9,974	681
Income (loss) before income taxes	(118,350)	(3,108)	(129,372)	12,258
Income tax expense (benefit)	(6,897)	(6,191)	(7,398)	(3,272)
Net income (loss)	(111,453)	3,083	(121,974)	15,530
Less: net income (loss) attributable to noncontrolling interests	(41,589)	(1,045)	(45,597)	3,054
Net income (loss) attributable to Solo Brands, Inc.	$(69,864)	$4,128	$(76,377)	$12,476

Other comprehensive income (loss)
Foreign currency translation, net of tax	82	(593)	6	(472)
Comprehensive income (loss)	(111,371)	2,490	(121,968)	15,058
Less: other comprehensive income (loss) attributable to noncontrolling interests	(24)	(214)	3	(171)
Less: net income (loss) attributable to noncontrolling interests	(41,589)	(1,045)	(45,597)	3,054
Comprehensive income (loss) attributable to Solo Brands, Inc.	$(69,758)	$3,749	$(76,374)	$12,175

Net income (loss) per Class A common stock
Basic	$(1.19)	$0.07	$(1.31)	$0.20
Diluted	$(1.19)	$0.07	$(1.31)	$0.20

Weighted-average Class A common stock outstanding
Basic	58,545	57,883	58,303	61,370
Diluted	58,545	58,368	58,303	61,581

SOLO BRANDS, INC.
Consolidated Balance Sheets
(unaudited)

(In thousands, except par value and per unit data)	September 30, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$12,494	$19,842
Accounts receivable, net of allowance for credit losses of $1.1 million and $1.3 million as of September 30, 2024 and December 31, 2023, respectively	38,270	42,725
Inventory	106,800	111,613
Prepaid expenses and other current assets	14,923	21,893
Total current assets	172,487	196,073
Non-current assets
Property and equipment, net	24,227	26,159
Intangible assets, net	193,905	221,010
Goodwill	124,796	169,648
Operating lease right-of-use assets	30,361	30,788
Other non-current assets	7,450	15,640
Total non-current assets	380,739	463,245
Total assets	$553,226	$659,318

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$61,047	$21,846
Accrued expenses and other current liabilities	36,904	55,155
Deferred revenue	1,744	5,310
Current portion of long-term debt	10,000	6,250
Total current liabilities	109,695	88,561
Non-current liabilities
Long-term debt, net	151,138	142,993
Deferred tax liability	8,149	17,319
Operating lease liabilities	24,831	24,648
Other non-current liabilities	9,393	13,534
Total non-current liabilities	193,511	198,494

Commitments and contingencies (Note 1)

Equity
Class A common stock, par value $0.001 per share; 468,767,205 shares authorized, 58,558,959 shares issued and outstanding as of September 30, 2024; 468,767,205 shares authorized, 57,947,711 issued and outstanding as of December 31, 2023	59	58
Class B common stock, par value $0.001 per share; 50,000,000 shares authorized, 33,087,636 shares issued and outstanding as of September 30, 2024; 50,000,000 shares authorized, 33,047,780 issued and outstanding as of December 31, 2023	33	33
Additional paid-in capital	360,690	357,385
Retained earnings (accumulated deficit)	(191,835)	(115,458)
Accumulated other comprehensive income (loss)	(224)	(230)
Treasury stock	(714)	(526)
Equity attributable to the controlling interest	168,009	241,262
Equity attributable to noncontrolling interests	82,011	131,001
Total equity	250,020	372,263
Total liabilities and equity	$553,226	$659,318

SOLO BRANDS, INC.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months Ended September 30,
(In thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(121,974)	$15,530
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Restructuring, contract termination and impairment charges	83,618	4,317
Depreciation and amortization	19,942	20,125
Inventory charges associated with restructuring and consolidation activities	18,742	—
Operating lease right-of-use assets	6,517	4,704
Equity-based compensation	4,408	14,714
Change in fair value of contingent consideration	4,721	(2,242)
Prepaid marketing charges	1,871	—
Amortization of debt issuance costs	645	645
Changes in accounts receivable reserves	401	1,312
Deferred income taxes	(9,631)	(10,924)
Other	26	186
Changes in assets and liabilities
Accounts receivable	4,058	(5,472)
Inventory	(12,434)	24,607
Prepaid expenses and other current assets	(807)	(4,995)
Accounts payable	29,608	(891)
Accrued expenses and other current liabilities	(20,282)	(8,713)
Deferred revenue	(3,566)	(2,878)
Operating lease liabilities	(4,176)	(5,442)
Other non-current assets and liabilities	(1,157)	(5,419)
Payments of contingent consideration	(3,000)	—
Net cash (used in) provided by operating activities	(2,470)	39,164
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(11,512)	(6,943)
Payments of contingent consideration	—	(9,386)
Acquisitions, net of cash acquired	—	(34,620)
Net cash (used in) provided by investing activities	(11,512)	(50,949)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	40,000	60,000
Repayments of long-term debt	(28,750)	(8,750)
Finance lease liability principal paid	(144)	—
Common stock repurchases	—	(36,957)
Distributions to non-controlling interests	(4,284)	(8,944)
Surrender of stock to settle taxes on restricted stock awards	(188)	(42)
Stock issued under employee stock purchase plan	178	106
Net cash (used in) provided by financing activities	6,812	5,413
Effect of exchange rate changes on cash	(178)	(370)
Net change in cash and cash equivalents	(7,348)	(6,742)
Cash and cash equivalents balance, beginning of period	19,842	23,293
Cash and cash equivalents balance, end of period	$12,494	$16,551

SUPPLEMENTAL NONCASH INVESTING AND FINANCING DISCLOSURES:
Operating lease right of use assets obtained in exchange for lease obligations	6,109	2,532
Financing lease right of use assets obtained in exchange for lease obligations	—	899
Treasury stock retirements	—	31,164
Re-issuance of treasury stock	—	5,342

Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”); however, management believes that certain non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. We use adjusted gross profit, adjusted gross profit margin, free cash flow, adjusted net income, adjusted net income (loss) per Class A common stock, adjusted EBITDA and adjusted EBITDA margin non-GAAP financial measures, because we believe they are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as measures of our operating performance and believes that these non-GAAP measures are useful to our investors because they are frequently used by securities analysts, investors and other interested parties in their evaluation of the operating performance of companies in industries similar to ours. Our management also uses these non-GAAP measures for planning purposes, including the preparation of our annual operating budget and financial projections.

None of these non-GAAP measures is a measurement of financial performance under U.S. GAAP. These non-GAAP measures should not be considered in isolation or as a substitute for a measure of our liquidity or operating performance prepared in accordance with U.S. GAAP and are not indicative of net income (loss) as determined under U.S. GAAP. In addition, the exclusion of certain gains or losses in the calculation of non-GAAP financial measures should not be construed as an inference that these items are unusual or infrequent as they may recur in the future, nor should it be construed that our future results will be unaffected by unusual or non-recurring items. These non-GAAP financial measures have limitations that should be considered before using these measures to evaluate our liquidity or financial performance. Some of these limitations are as follows.

These non-GAAP measures exclude certain tax payments that may require a reduction in cash available to us; do not reflect our cash expenditures, or future requirements, for capital expenditures (including capitalized software developmental costs) or contractual commitments; do not reflect changes in, or cash requirements for, our working capital needs; do not reflect the cash requirements necessary to service interest or principal payments on our debt; exclude certain purchase accounting adjustments related to acquisitions; and exclude equity-based compensation expense, which has recently been, and will continue to be for the foreseeable future, a significant recurring expense for our business and an important part of our compensation strategy.

In addition, other companies may define and calculate similarly-titled non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures.

Free Cash Flow

We calculate free cash flow as net cash provided by (used in) operating activities, reduced by capital expenditures (consisting of purchases of property and equipment, purchases of intangible assets and capitalization of internal use software). We believe free cash flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases.

Adjusted Free Cash Flow

Adjusted free cash flow is defined as free cash flow eliminating the cash impact of the following costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”: business optimization and expansion expense, management transition costs, transaction costs, sales tax audit expense, tax refunds, prepaid marketing charges (in the period in which cash outflows occurred) and payments of contingent consideration included in net cash provided by (used in) operating activities. We believe that adjusted free cash flow enhances investors’ understanding of the liquidity of our ongoing operations. Our definition of adjusted free cash flow may differ from those used by other companies.

Adjusted Net Income (Loss)

We calculate adjusted net income as net income (loss) excluding impairment charges and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”. Adjusted net income (loss) attributable to noncontrolling interests is calculated as income (loss) before income taxes, adjusted in the same manner as adjusted net income, adjusted for the allocable attribution to the noncontrolling interest.

Adjusted Net Income (Loss) per Class A Common Stock

We calculate adjusted net income (loss) per Class A common stock as adjusted net income, as defined above, less the allocable portion of net income to the noncontrolling interest, divided by weighted average diluted shares or weighted average shares of Class A common stock, respectively, as calculated under U.S. GAAP.

Beginning with the reporting of our results for the three and twelve month periods ended December 31, 2023, adjusted net income (loss) per Class A Common Stock removes the portion of adjusted net income (loss) attributable to noncontrolling interests as management believes this presentation provides investors with a more concise view of the Company’s results. The Company intends to present adjusted net income (loss) per Class A Common Stock on this basis going forward and will present prior periods on the same basis for comparability purposes.

EBITDA

We calculate EBITDA as net income (loss) before interest expense, income taxes, and depreciation and amortization expenses.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization expenses, impairment charges, equity-based compensation expense, and the costs that are believed by management to be non-operating in nature and not representative of the Company’s core operating performance, as listed below under “Non-GAAP Adjustments”.

Adjusted EBITDA Margin

We calculate adjusted EBITDA margin as adjusted EBITDA, divided by net sales.

Adjusted Gross Profit

We calculate adjusted gross profit as gross profit, less inventory charges associated with restructuring and consolidation activities, inventory fair value write-ups and tooling depreciation.

Adjusted Gross Profit Margin

We calculate adjusted gross profit margin as adjusted gross profit, divided by net sales.

Non-GAAP Adjustments

In addition to the costs specifically noted under the non-GAAP metrics above, the Company believes that evaluation of its financial performance can be enhanced by a supplemental presentation of results that exclude costs believed by management to be non-operating in nature and not representative of the Company’s core operating performance. These costs are excluded in order to enhance consistency and comparability with results in prior periods that do not include such items and to provide a basis for evaluating operating results in future periods.

•Restructuring, contract termination, impairment and related charges - Represents contract termination, impairment and restructuring charges related to the termination of underperforming marketing contracts, reorganization of the Oru and ISLE reporting units of the Company under a revised management structure, and charges related to the IcyBreeze reporting unit and the related inventory charges associated with the restructuring and consolidation activities, as well as the goodwill impairment charges related to the Solo Stove reporting unit driven by the sustained decline in share price.
•Amortization expense - Represents the non-cash amortization of intangible assets related to the reorganization transactions in 2020 and the 2021 and 2023 acquisitions.
•Business optimization and expansion expenses - Represents select consulting and software implementation fees.
•Equity-based compensation expense - Represents the non-cash expense related to the incentive units, restricted stock units, options, performance stock units, executive performance stock units and employee stock purchases, with vestings occurring over time and settled with the Company’s common stock.
•Changes in fair value of contingent earn-out liability - Represents the charge to mark the contingent earn-out consideration to fair value in connection with the 2023 acquisitions.
•Management transition costs - Represents costs primarily related to executive transition costs for executive search fees and related costs for the transition of certain members of management, such as severance costs.
•Transaction costs - Represents transaction costs primarily related to professional service fees incurred in connection with the secondary offering, S-3 registration statement filed in 2023 and acquisition activities, including financial diligence and legal fees.
•Prepaid marketing charges - Represents the write-off of marketing campaigns that were determined to be inconsistent with current marketing strategies.
•Inventory fair value write-ups - Represents the recognition of fair market value write-ups of inventory accounted for under ASC 805 related to the 2023 acquisitions.
•Sales tax audit expense - Represents a sales tax assessment related to prior periods.
•Tax refunds - Represents a one-time tax refund related to COVID-19 era benefits.
•Tooling depreciation - Represents the depreciation applicable to the tooling used in the manufacturing process that is recognized within cost of goods sold.
•Tax impact of adjusting items - Represents the tax impact of the respective adjustments for each non-GAAP financial measure calculated at an expected statutory rate of 21.0%, adjusted to reflect the allocation to the controlling interest.
•Removal of valuation allowance - Represents the removal of the valuation allowance recorded within the period, as determined through revision of the current period tax provision to reflect the Non-GAAP Adjustments to income (loss) before income taxes.

SOLO BRANDS, INC.
Reconciliation of Non-GAAP Financial Information to GAAP
(Unaudited) (In thousands, except per share amounts)
The following tables reconcile the non-GAAP financial measures to their most comparable GAAP measure for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Gross profit	$39,319	$68,259	$172,500	$205,733
Inventory charges associated with restructuring and consolidation activities	18,742	—	18,742	—
Inventory fair value write-up	—	—	805	—
Tooling depreciation	241	186	687	546
Adjusted gross profit	$58,302	$68,445	$192,734	$206,279

Gross profit margin (Gross profit as a % of net sales)	41.8%	61.9%	55.5%	62.4%

Adjusted gross profit margin (Adjusted gross profit as a % of net sales)	61.9%	62.0%	62.0%	62.6%

The following table reconciles net cash (used in) provided by operating activities to free cash flow and adjusted free cash flow for the periods presented:

	Nine Months Ended September 30,
(dollars in thousands)	2024	2023
Net cash (used in) provided by operating activities (as reported)	$(2,470)	$39,164
Capital expenditures	(11,512)	(6,943)
Free cash flow	$(13,982)	$32,221
Business optimization and expansion expense	6,256	456
Management transition costs	3,090	915
Transaction costs	988	2,855
Sales tax audit expense	485	—
Tax refunds	—	(5,121)
Prepaid marketing charges	510	1,361
Payments of contingent consideration	3,000	—
Adjusted free cash flow	$347	$32,687

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands)	2024	2023	2024	2023
Net income (loss)	$(111,453)	$3,083	$(121,974)	$15,530
Restructuring, contract termination, impairment and related charges	102,360	4,317	102,360	4,317
Amortization expense	5,067	5,744	15,163	16,263
Business optimization and expansion expense	2,776	210	6,256	456
Equity-based compensation expense	1,859	4,964	4,740	14,766
Changes in fair value of contingent earn-out liability	4,559	(2,242)	4,721	(2,242)
Management transition costs	250	263	3,090	915
Transaction costs	672	728	988	2,855
Prepaid marketing charges	1,871	—	1,871	—
Inventory fair value write-ups	—	—	805	—
Sales tax audit expense	4	—	485	—
Tax refunds	—	—	—	(5,121)
Tax impact of adjusting items	(16,024)	(1,858)	(18,851)	(4,313)
Reversal of valuation allowance	9,508	—	9,508	—
Adjusted net income (loss)	$1,449	$15,209	$9,162	$43,426
Less: adjusted net income (loss) attributable to noncontrolling interests	386	3,942	4,010	16,117
Adjusted net income (loss) attributable to Solo Brands, Inc.	$1,063	$11,267	$5,152	$27,309

Adjusted net income (loss) per Class A common stock	$0.02	$0.19	$0.09	$0.44

Weighted-average Class A common stock outstanding - basic	58,545	57,883	58,303	61,370
Weighted-average Class A common stock outstanding - diluted	58,545	58,368	58,303	61,581

Net income (loss)	$(111,453)	$3,083	$(121,974)	$15,530
Interest expense	3,683	2,766	10,352	7,542
Income tax (benefit) expense	(6,897)	(6,191)	(7,398)	(3,272)
Depreciation and amortization expense	6,815	7,052	19,942	19,579
EBITDA	$(107,852)	$6,710	$(99,078)	$39,379
Restructuring, contract termination, impairment and related charges	102,360	4,317	102,360	4,317
Business optimization and expansion expense	2,776	210	6,256	456
Equity-based compensation expense	1,859	4,964	4,740	14,766
Changes in fair value of contingent earn-out liability	4,559	(2,242)	4,721	(2,242)
Management transition costs	250	263	3,090	915
Transaction costs	672	728	988	2,855
Prepaid marketing charges	1,871	—	1,871	—
Inventory fair value write-ups	—	—	805	—
Sales tax audit expense	4	—	485	—
Tax refunds	—	—	—	(5,121)
Adjusted EBITDA	$6,499	$14,950	$26,238	$55,325

Net income (loss) margin (Net income (loss) as a % of net sales)	(118.4)%	2.8%	(39.2)%	4.7%

Adjusted EBITDA margin (Adjusted EBITDA as a % of net sales)	6.9%	13.6%	8.4%	16.8%